UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2015

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The 2015 Annual Meeting of Stockholders of Pepco Holdings, Inc. was held on December 16, 2015.

(b)
At the Annual Meeting, PHI’s stockholders elected 9 directors, each to serve a one-year term, and until such director’s successor is elected and qualified.  The final voting results regarding this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes

Paul M. Barbas	130,133,014	33,314,049	1,879,728	41,351,017

Jack B. Dunn, IV	130,515,560	32,957,386	1,853,843	41,351,019

H. Russell Frisby, Jr.	131,923,210	31,536,263	1,867,317	41,351,019

Terence C. Golden	157,948,210	5,487,799	1,891,130	41,350,669

Barbara J. Krumsiek	161,195,320	2,280,621	1,851,197	41,350,669

Lawrence C. Nussdorf	158,012,522	5,445,509	1,869,108	41,350,669

Patricia A. Oelrich	161,272,485	2,218,358	1,836,299	41,350,666

Joseph M. Rigby	154,946,072	8,129,390	2,251,677	41,350,669

Lester P. Silverman	131,918,937	31,506,086	1,901,766	41,351,019

At the Annual Meeting, PHI’s stockholders approved, on an advisory (non-binding) basis, a resolution indicating their support for PHI’s executive compensation.  The final voting results regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
103,545,773	59,000,716	2,780,640	41,350,679

At the Annual Meeting, PHI’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of PHI for 2015.  The final voting results regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
200,420,514	3,988,796	2,268,496	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	December 16, 2015	/s/ JOSEPH M. RIGBY
Name:Joseph M. Rigby Title:Chairman, President and Chief Executive Officer